Exhibit 33.8

February 23, 2015

Management’s Assertion on

Compliance with Regulation AB Criteria

Newmark Realty Capital, Inc. and NRC Group Inc., a California Corporation with identical management and ownership (“the Asserting Party”) is responsible for assessing compliance, as of December 31, 2014, and for the year then ended (“the Reporting Period”), with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations (the “CFR”), excluding the criteria set forth in Sections 229.1122(d) (1) (ii)-(iii), in the CFR, which the Asserting Party has concluded are not applicable to the activities it performs with respect to the servicing of the asset-backed securitization transactions covered by this report (such criteria, after giving effect to the exclusions identified above, the “Applicable Servicing Criteria”). The transactions covered by this report include all transactions conducted by the Asserting Party that relate to asset-backed securities serviced during the Reporting Period (“the Platform”).

Appendix A identifies the asset-backed securities defined by management as constituting the Platform.

The Asserting Party has assessed compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that such party has complied, in all material respects, with the Applicable Servicing Criteria as of December 31, 2014 and for the Reporting Period with respect to the Platform taken as a whole.

Armanino LLP, an independent registered public accounting firm, has issued an attestation report with respect to management’s assessment of compliance with the Applicable Servicing Criteria as of December 31, 2014, and for the Reporting Period as set forth in this assertion.

NRC Group, Inc.

Signature: /s/ Michael Heagerty

Title: Principal

5 9 5   M A R K E T   S T R E E T ,   S U I T E   2 5 5 0 ,   S A N   F R A N C I S C O ,   C A   9 4 1 0 5   ( 4 1 5 )   9 5 6-7 6 0 0   F A X   ( 4 1 5 )   9 5 6-4 4 3 4

S A N   F R A N C I S C O • L O S   A N G E L E S • I R V I N E • S A N   D I E G O • S A C R A M E N T O • S E A T T L E • S P O K A N E • P H O E N I X •

T U C S O N • L A S   V E G A S

Appendix A (Wells Fargo as Master Servicer)

Pool Name	Wells ID	NRC ID	Property
2005-IQ9	700201776	700201776	J&J Monarch

2006-HQ8	110202702	110202702	FHS Nashville, LP
	110202626	110202626	Financials Center Associates

2006-CIBC17	140203720	140203720	9950 Cheyenne, LLC

2011-LC3	028000118	028000118	Agrestic I, LP (Falls at Westover Hills)

2011-C3	845100027	845100027	Redding MHP Estates, et al

2012-LC4	028000135	028000135	Everest Hickory Glen, LP

2012-GCJ9	695100071	695100071	New Home and Park Place Home Community, LLC
	695100078	695100078	SHP Pacifica, LLC (Pedro Point)

2012-C2	695100046	695100046	West Second Street Associates, LLC
	695100049	695100049	West Second Street Associates, LLC
	695100050	695100050	West Second Street Associates, LLC
	695100043	695100043	Palm Creek Holdings, LLC

2013-GCJ11	695100124	695100124	Blue Diamond Crossing, LLC

2013-GC13	695100157	695100157	Sundowner Home Community, LLC & Cherokee Home Community, LLC

2013-GC17	695100212	695100212	Sun Shadow Village, LLC et al

2013-C16	301161035	301161035	San Pablo Retail Partners II, LLC

2014-C22	695100321	695100321	Chandler HFP, LLC